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																										 Exhibit 20a
Fingerhut Receivables, Inc.                                       Fingerhut Master Trust                           Monthly Report
Certificateholder's Statement                                         Series 1994-1                                        Dec-97
Section 5.2                                        Class A        Class B        Class C         Class D              Total
(i)   Certificate Amount                                0.00    60,756,000.00  92,050,000.00  122,728,000.00       275,534,000.00
(ii)  Certificate Principal Distributed                 0.00    46,025,000.00           0.00                        46,025,000.00
(iii) Certificate Interest Distributed                  0.00       319,960.50     514,425.26                           834,385.76
Total Distribution per $1,000 Certificate (Original Class A Certificate = $715,900,000.00, Class B Certificate = $92,050,000.00)
Certificate Principal Distributed per $1,000        0.0000000     500.0000000      0.0000000
Certificate Interest Distributed per $1,000         0.0000000       3.4759424      5.5885417
(iv) Principal Collections                      39,267,304.13    5,048,966.81   5,048,966.81    6,731,663.23        56,096,900.98
(v)  Imputed Yield Collections                     992,246.64    1,631,314.22   1,682,988.94    2,240,680.58         6,547,230.38
     Recoveries                                     40,849.70      172,938.67     229,550.50      306,049.73           749,388.60
     Interest Earned on Prefunded Accounts               0.00            0.00           0.00            0.00                 0.00
     Total Imputed Yield Collections             1,033,096.34    1,804,252.89   1,912,539.44    2,546,730.31         7,296,618.98
	Total Collections                       40,300,400.47    6,853,219.70   6,961,506.25    9,278,393.54        63,393,519.96
 (vi) Aggregate Amount of Principal Receivables                                                                  1,348,358,954.43
      Invested Amount (End of Month)                     0.00   60,756,000.00  92,050,000.00  122,728,000.00       275,534,000.00
      Floating Allocation Percentage               0.0000000%      4.5059218%     6.8268171%      9.1020273%          20.4347662%
      Invested Amount (Beginning of Month)      59,658,333.33   92,050,000.00  92,050,000.00  122,728,000.00       366,486,333.33
      Average Daily Invested Amount                                                                                353,371,760.36
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                        77.97%     1,401,687,279.11
       30 Days to 59 Days                                                                              5.14%        92,434,301.45
       60 Days to 89 Days                                                                              3.47%        62,438,175.72
       90 Days and Over                                                                               13.42%       241,252,182.96
	  Total Receivables                                                                          100.00%     1,797,811,939.24
(viii) Aggregate Investor Default Amount                                                                             4,701,429.86
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                        17.34%
(ix)  Certificate Charge-Offs
      Class A                                                                                                                0.00
      Class B                                                                                                                0.00
      Class C                                                                                                                0.00
	  Total Certificate Charge-Offs                                                                                      0.00
(x)   Servicing Fee
      Class A                                                                                                           99,430.52
      Class B                                                                                                          153,416.62
      Class C                                                                                                          153,416.62
      Class D                                                                                                          204,546.72
	  Total Servicing Fee                                                                                           610,810.48
(xi)  Pool Factor
      Class A                                                                                                           0.0000000
      Class B                                                                                                           0.1600326
      Class C                                                                                                           1.0000000
(xii) Reallocated Principal Collections
      Class B                                                                                                                0.00
      Class C                                                                                                                0.00
      Class D  ** Everything was reimbursed by the end of the fiscal month.                                            652,820.54
(xiii) Excess Funding Account Balance                                                                                        0.00
       Prefunding Account Balance                                                                                            0.00
(xiv) Class C Trigger Event Occurrence                                                                                       None
      Class C Reserve Amount                                                                                                  N/A
Average Net Portfolio Yield                                                                                               9.5735%
Minimum Base Rate                                                                                                         8.6151%
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